UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 8, 2015

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2015, Tonix Pharmaceuticals Holding Corp. (the “Company”) held its annual meeting of shareholders, at which the Company’s shareholders approved two proposals. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 22, 2015 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

Proposal 1

The Company’s shareholders elected eight individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Seth Lederman	7,162,988	547,074	4,834,143
Stuart Davidson	7,163,703	546,359	4,834,143
Patrick Grace	7,163,503	546,559	4,834,143
Donald W. Landry	6,812,743	897,319	4,834,143
Ernest Mario	6,264,084	1,445,978	4,834,143
Charles E. Mather IV	6,766,254	943,808	4,834,143
John Rhodes	5,489,243	2,220,819	4,834,143
Samuel Saks	7,163,703	546,359	4,834,143

Proposal 2

The Company’s shareholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, as set forth below:

Votes For	Votes Against	Abstentions
12,521,777	2,750	19,678

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: June 8, 2015	By: /s/ LELAND GERSHELL
Leland Gershell
Chief Financial Officer